UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

VIRGIN AMERICA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation

On November 13, 2014, Virgin America Inc. (“Virgin” or the “Company”) entered into an underwriting agreement pursuant to which it and certain of its stockholders sold an aggregate of 15,338,225 shares of the Company’s common stock to Barclays Capital Inc., Deutsche Bank Securities Inc. and the other underwriters listed in the underwriting agreement, as more fully described in the section captioned “Underwriting” in the prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on November 14, 2014, relating to the registration statement on Form S-1, as amended (No. 333-197660) (the “Prospectus”). A copy of the underwriting agreement is attached hereto as Exhibit 1.1. Such Exhibit 1.1 and the description of the underwriting agreement in the Prospectus are incorporated herein by reference.

On November 13, 2014, the Company entered into a registration rights agreement pursuant to which certain of its stockholders, their respective transferees and certain other investors are entitled to certain demand and “piggyback” registration rights, subject to lock-up arrangements and certain restrictions, as more fully described in the section captioned “Description of Capital Stock — Registration Rights” in the Prospectus. A copy of the registration rights agreement is attached hereto as Exhibit 99.1. Such Exhibit 99.1 and the description of the registration rights agreement in the Prospectus are incorporated herein by reference.

On November 13, 2014, the Company entered into a recapitalization agreement with certain of its stockholders providing for the disposition of all of the principal and accrued interest outstanding under certain secured related-party notes and all of the outstanding warrants to purchase shares of the Company’s common stock, as more fully described in the section captioned “2014 Recapitalization” in the Prospectus. A copy of the recapitalization agreement is attached hereto as Exhibit 99.2. Such Exhibit 99.2 and the description of the recapitalization agreement in the Prospectus are incorporated herein by reference.

Pursuant to the terms of the recapitalization agreement, on November 19, 2014, the Company issued a $50.0 million note bearing interest at a rate of 5.0% per annum, compounded annually, to Virgin Management Limited, an affiliate of VX Holdings, L.P., one of the Company’s stockholders (the “Virgin Group”), as more fully described in the section captioned “2014 Recapitalization” in the Prospectus. A copy of the note purchase agreement and the form of note is attached hereto as Exhibit 99.3. Such Exhibit 99.3 and the description of the note in the Prospectus are incorporated herein by reference.

Pursuant to the terms of the recapitalization agreement, on November 19, 2014, the Company entered into a $100.0 million letter of credit facility with an affiliate of the Virgin Group, to be issued on the Company’s behalf to certain companies that process substantially all of its credit card transactions, as more fully described in the section captioned “2014 Recapitalization” in the Prospectus. Pursuant to a letter of credit reimbursement agreement, we have agreed to reimburse the Virgin Group if one or both of our credit card processors were to draw on the letter of credit facility. A copy of the letter of credit reimbursement agreement is attached hereto as Exhibit 99.4. Such Exhibit 99.4 and the descriptions of the letter of credit reimbursement agreement and the letter of credit facility in the Prospectus are incorporated herein by reference. On November 18, 2014, the Company entered into an amendment to its agreement with American Express Travel Related Services Company, Inc. (“Amex”) in order to provide that the holdback provided for in such agreement will be reduced by the amount of any letter of credit provided to Amex by certain financial institutions, which will include the letter of credit provided by the letter of credit facility. The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

In connection with the recapitalization agreement, on November 19, 2014, the Company entered into an agreement with certain affiliates of the Virgin Group that limits the Virgin Group and its affiliates (as defined in the Securities Exchange Act of 1934, as amended) from acquiring additional shares of voting stock if, as a result of such acquisition, the Virgin Group would hold in excess of 20% of the total outstanding shares of the Company’s voting stock, as more fully described in the section captioned “Certain Relationships and Related Transactions” in the Prospectus. A copy of the letter agreement is attached hereto as Exhibit 99.5. Such Exhibit 99.5 and the description of this agreement in the Prospectus are incorporated herein by reference.

In connection with the recapitalization agreement, on November 19, 2014, the Company and certain affiliates of the Virgin Group entered into an amended and restated license agreement related to the Company’s use of the Virgin name and brand, which provides for, among other things: (i) an extension of the Company’s right to use the Virgin name and brand until 25 years after the date of the Company’s initial public offering; (ii) commencing in the first quarter of 2016, an increase in the annual license fee that the Company pays to the Virgin Group from 0.5% to 0.7% of the Company’s total revenue, until its total annual revenue exceeds $4.5 billion, at which point the Company’s annual license fee will be 0.5%; and (iii) the right to appoint a director to the Company’s board of directors, but only to the extent the Virgin Group does not otherwise have a representative sitting on the board of directors, as more fully described in the section captioned “Certain Relationships and Related Transactions” in the Prospectus. A copy of the amended and restated license agreement is attached hereto as Exhibit 99.6. Such Exhibit 99.6 and the description of the license agreement in the Prospectus are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 19, 2014, Virgin’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-197660), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective as of the closing of the Company’s initial public offering.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•	authorize 650,000,000 shares of common stock;

•	authorize 100,000,000 shares of non-voting common stock, to be issued if and when required to comply with restrictions imposed by federal law on foreign ownership of U.S. airlines;

•	authorize 10,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•	delete all references to each of the Class A-1, Class B, Class C and Class G common stock and the convertible preferred that were previously authorized;

•	do not provide for cumulative voting in the election of directors, as a result of which stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the directors up for election at any given stockholders’ meeting;

•	establish a classified board of directors, as a result of which the board of directors will be divided into three classes, with staggered, three-year terms, such that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms;

•	require that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing (except by unanimous written consent), and that only the board of directors, the chairman of the board, the chief executive officer or the president may call a special meeting of stockholders;

•	restricts voting of shares of common stock by non-U.S. citizens such that no shares of capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record;

•	requires that no shares of capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law;

•	requires that any transfer or issuance of stock that would cause the amount of stock owned by persons who are not U.S. citizens to exceed foreign ownership restrictions imposed by federal law will be void and of no effect;

•	provides that stockholders must comply with advance notice procedures in order to nominate candidates to the board of directors and to propose matters to be brought before an annual meeting of stockholders; and

•	requires that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors or officers to the Company or its stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or bylaws or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine, in each case, as a result of which, any action brought by any of the stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and 3.2, respectively, and are each incorporated herein by reference.

Item 8.01 Other Events.

On November 19, 2014, PAR Investment Partners, L.P. purchased 2,264,492 shares of common stock from the Virgin Group and Cyrus Aviation Holdings, LLC at a price per share of $22.08, or 96% of the Company’s initial public offering price, in a private placement. A copy of the securities purchase agreement with PAR Investment Partners, L.P. is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.

Date: November 19, 2014	By:	/s/ Peter D. Hunt Peter D. Hunt Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Virgin America Inc.

3.2	Amended and Restated Bylaws of Virgin America Inc.

99.1	Registration Rights Agreement

99.2	Recapitalization Agreement among Virgin America Inc. and certain of its stockholders

99.3	Note Purchase Agreement between Virgin America Inc. and Virgin Management Limited

99.4	Letter of Credit Reimbursement Agreement between Virgin America Inc. and Virgin Holdings Limited

99.5	Letter Agreement between Virgin America Inc. and certain affiliates of Virgin Group Holdings Limited

99.6	Amended and Restated Virgin America Trade Mark License by and among Virgin America Inc., Virgin Aviation TM Limited and Virgin Enterprises Limited

99.7	Securities Purchase Agreement, dated November 2, 2014, among Virgin America Inc., Cyrus Aviation Holdings, LLC, VX Holdings, L.P. and Par Investment Partners, L.P.